     As filed with the Securities and Exchange Commission on July 18, 2001
                                                            File Nos. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                ---------------
                              MEDIA GENERAL, INC.
            (Exact name of registrant as specified in its charter)

                                ---------------

                     Virginia                                          54-0850433
         (State or other jurisdiction of                            (I.R.S. Employer
          incorporation or organization)                           Identification No.)

                           333 East Franklin Street
                           Richmond, Virginia 23219
                                (804) 649-6000
              (Address including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

       ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON FACING PAGE

                                ---------------
                          George L. Mahoney, Esquire
                         General Counsel and Secretary
                              Media General, Inc.
                           333 East Franklin Street
                           Richmond, Virginia 23219
                                (804) 649-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With a Copy to:
                          Jane Whitt Sellers, Esquire
                               McGuireWoods LLP
                             901 East Cary Street
                           Richmond, Virginia 23219
                                (804) 775-1000
                                ---------------

  Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement as determined by market conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
                                                          Proposed
                                                          Maximum                   Amount of
             Title of Each Class of                      Aggregate                 Registration
          Securities to be Registered                Offering Price(1)                 Fee
-----------------------------------------------------------------------------------------------
            Senior Debt Securities                      $600,000,000                 $150,000
                 Guarantees (2)                             (3)                        (4)
-----------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------

(1) Such amount shall be increased if any debt securities are issued at an original issue discount by an amount such that the net proceeds to be received by the registrant shall be equal to the above amount to be registered. Any offering of securities denominated other than in U.S. dollars will be treated as the equivalent in U.S. dollars based upon the official exchange rate applicable to the purchase of such securities from the registrant.
(2)  See inside facing page for table of registrant guarantors.
(3)  No separate consideration will be received for the guarantees.
(4) Pursuant to Rule 457(n), no separate filing fee is required for the guarantees.

   The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the SEC, acting pursuant to Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. A + +registration statement relating to these securities has been filed with the + +Securities and Exchange Commission and has not yet been declared effective. +
+This prospectus is not an offer to sell these securities and it is not        +
+soliciting an offer to buy these securities in any jurisdiction where the     +
+offer or sale is not permitted.                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             SUBJECT TO COMPLETION
                              DATED JULY 18, 2001

PROSPECTUS

[LOGO OF MEDIA GENERAL]

                                  $600,000,000

                              MEDIA GENERAL, INC.

                             Senior Debt Securities

  We may offer and sell from time to time, in one or more series, our unsecured senior debt securities, which may consist of notes, debentures or other evidences of indebtedness. The total initial offering prices of the senior debt securities that we may offer and sell under this prospectus and the supplements to it will not be greater than $600,000,000 or the equivalent in foreign currency, currencies or currency units at the time of sale. This prospectus provides you with a general description of the senior debt securities we may offer.

  The senior debt securities may be guaranteed on a senior unsecured basis by one or more of our subsidiaries, excluding subsidiaries which, individually and in the aggregate, constitute "minor" subsidiaries under the SEC's rules.

  Each time we offer senior debt securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered, including whether the senior debt securities will be guaranteed by any of our subsidiaries. The applicable prospectus supplement may also add, update or change information contained in this prospectus. To understand the terms of our senior debt securities, you should carefully read this prospectus with the applicable prospectus supplement, which together provide the specific terms of the senior debt securities that we are offering.

  This prospectus may not be used to consummate sales of our senior debt securities unless accompanied by a prospectus supplement.

                                 ------------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                    This prospectus is dated        , 2001.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ABOUT THIS PROSPECTUS......................................................   i

SPECIAL NOTE OF CAUTION REGARDING FORWARD-LOOKING STATEMENTS...............   1

WHERE YOU CAN FIND MORE INFORMATION........................................   1

ABOUT MEDIA GENERAL........................................................   2

USE OF PROCEEDS............................................................   2

RATIO OF EARNINGS TO FIXED CHARGES.........................................   2

DESCRIPTION OF SENIOR DEBT SECURITIES......................................   3

PLAN OF DISTRIBUTION.......................................................  16

LEGAL MATTERS..............................................................  18

EXPERTS....................................................................  18

                               ----------------

   You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted. You should assume that the information contained in this prospectus is accurate only as of the date on the cover page of this prospectus or, in the case of information contained in documents incorporated by reference in this prospectus, as of the date of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

   Unless otherwise indicated, the terms "Media General," "the Company," "we," "us" and "our" refer to Media General, Inc. and, where appropriate, our subsidiaries.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the SEC. We may, from time to time, sell the senior debt securities described in this prospectus (referred to as senior debt securities or debt securities) in one or more offerings up to a total dollar amount of $600,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell senior debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Any material United States federal income tax considerations applicable to the offered securities will also be discussed in the applicable prospectus supplement. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the heading "Where You Can Find More Information" in this prospectus prior to making an investment decision with respect to any securities we may offer by this prospectus and the applicable prospectus supplement.

                       SPECIAL NOTE OF CAUTION REGARDING
                           FORWARD-LOOKING STATEMENTS

   Certain statements made or incorporated by reference in this prospectus that are not historical facts are "forward-looking" statements, as that term is defined by the federal securities laws. Forward-looking statements include statements related to our convergence strategy, the impact of the Internet on our business and prospects and our expectations regarding newsprint prices, advertising levels and the financial newsprint swap agreement. Forward-looking statements, including those which use words such as "believe," "anticipate," "expect," "estimate," "intend" and similar statements, are made as of the date of this prospectus or the date of the incorporated document, as applicable. All of our forward-looking statements are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed in or implied by such statements. Due to these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date they are made.

   Some significant factors that could affect our actual results of operations and financial condition include: changes in advertising demand, the availability and pricing of newsprint, changes in interest rates, changes in the regulatory environment, legislative enactments affecting our businesses and the effects of acquisitions, investments and divestitures.

                      WHERE YOU CAN FIND MORE INFORMATION

   We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our common stock is listed on the American Stock Exchange, and you may also read and copy these documents at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006.

   The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Until the completion of any distribution of debt securities covered by this prospectus, or after the date of this initial registration statement to the date of its effectiveness, we incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

  .  Annual Report on Form 10-K for the year ended December 31, 2000; and

  .  Quarterly Report on Form 10-Q for the quarter ended April 1, 2001.

   You may request a copy of these documents at no cost, by writing or telephoning us at the following address:

   Media General, Inc.
   333 East Franklin Street
   Richmond, Virginia 23219
   (804) 649-6000
   Attention: Chief Financial Officer

   Under the SEC's rules each of our subsidiary guarantors should be exempt from periodic reporting requirements under the Exchange Act.

                              ABOUT MEDIA GENERAL

   Media General is an independent, publicly owned communications company. As a leading provider of news, information and entertainment services in the southeastern United States, Media General has interests in newspapers, television stations, interactive media and diversified information services. As part of its strategy of media convergence (that is, the delivery of content by means of multiple interconnected communications channels), Media General has organized itself into the following three divisions:

Publishing

   As of April 1, 2001, Media General owned 25 daily newspapers in Virginia, North Carolina, Florida, Alabama and South Carolina, as well as nearly 100 weeklies and other periodicals. Media General's holdings include The Tampa Tribune, the Richmond Times-Dispatch, the Winston-Salem Journal and a
20 percent interest in The Denver Post.

Broadcast

   As of April 1, 2001, Media General's 26 network-affiliated television stations reached more than 30 percent of the television households in the Southeast, and nearly 8 percent of those in the United States. Media General's broadcast holdings include WFLA in Tampa, Florida, WSPA in Greenville, South Carolina and WIAT in Birmingham, Alabama.

Interactive Media

   Media General launched its Interactive Media Division on January 1, 2001. This division will continue Media General's efforts to fully incorporate Internet technologies into its business strategies. The Interactive Media Division intends to build on the strengths of Media General's newspapers, television stations and financial databases to create and operate online enterprises. The most significant component of this division initially is Media General Financial Services, Inc., which compiles and makes available both current and historical data on publicly traded companies to a broad spectrum of users.

                                USE OF PROCEEDS

   We will use the net proceeds we receive from the sale of the senior debt securities for general corporate purposes, unless we specify another use in the applicable prospectus supplement. General corporate purposes may include working capital, capital expenditures, debt repayment or the financing of acquisitions.

                       RATIO OF EARNINGS TO FIXED CHARGES

   Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

                                                                                 Quarter
                                               Year Ended                         Ended
                         ------------------------------------------------------ ----------
                         12/29/1996 12/28/1997 12/27/1998 12/26/1999 12/31/2000 04/01/2001
                         ---------- ---------- ---------- ---------- ---------- ----------
Ratio of earnings to
 fixed charges..........    6.41       1.71       1.95       4.11       3.01     --- (1)

--------
(1) For the quarter ended April 1, 2001, there was a deficiency in earnings of $4,244,000 to cover fixed charges.

   For purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax income (loss) from continuing operations less income (loss) from equity investments, plus fixed charges, amortization of capitalized interest, distributed income of equity investees minus capitalized interest. Fixed charges consist of interest expensed and capitalized, amortization of premium/discount and an estimate of the interest portion of rental expense.

                     DESCRIPTION OF SENIOR DEBT SECURITIES

   The following description of senior debt securities of Media General sets forth the material general terms and provisions of the series of debt securities to which any prospectus supplement may relate. Other material specific terms of any particular series of debt securities will be described in the applicable prospectus supplement. If the particular terms of any series of debt securities described in a prospectus supplement differ from any of the terms in the discussion below, the terms below shall be superseded by the terms described in the prospectus supplement. The senior debt securities will be issued in one or more series under an indenture (the "indenture") to be entered into between Media General and SunTrust Bank, as trustee. The form of the indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. The terms of any series of debt securities will be those set forth in the indenture and the debt securities themselves and those made part of the indenture by the Trust Indenture Act of 1939.

   The summary of the material provisions of the indenture and the debt securities set forth below and the summary of the material terms of a particular series of debt securities set forth in the applicable prospectus supplement are not complete. You should refer to the indenture and the particular debt securities for complete information regarding the terms and provisions of the indenture (including defined terms) and such debt securities. Wherever particular articles, sections or defined terms of the indenture are referred to, those articles, sections or defined terms are incorporated herein by reference, and the statement in connection with which such reference is made is qualified in its entirety by such reference.

General

   The debt securities may be issued from time to time in one or more series. (Section 301) The prospectus supplement relating to the series of debt securities offered thereby will describe the specific material terms of the debt securities offered, including (where applicable):

  .  the title or designation of such debt securities,

  .  any limit on the aggregate principal amount of such debt securities,

  . the price or prices (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued,

  . the date or dates on which the principal of and premium, if any, on such debt securities will be payable, or the method or methods, if any, by which such date or dates will be determined,

  . the rate or rates at which such debt securities will bear interest, if any, or the method or methods, if any, by which such rate or rates will be determined, the date or dates from which such interest will accrue, or the method or methods, if any, by which such date or dates will be determined and the basis upon which such interest will be calculated if other than that of a 360-day year of twelve 30-day months,

  . the date or dates on which interest, if any, will be payable and the record dates, if any, therefor,

  . the portion of the principal amount of such debt securities which shall be payable upon acceleration thereof if other than the full principal amount thereof,

  . whether the amount of payments of principal of, or premium, if any, and interest, if any, on, such debt securities may be determined with reference to an index, formula or other method and the manner in which each such amount will be determined,

  . the place or places where the principal of, or premium, if any, and interest, if any, on, such debt securities will be payable and the place or places where such debt securities may be surrendered for registration of transfer and exchange, if in addition to or other than The City of New York,

  . if applicable, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities are required to be redeemed by Media General, may be redeemed at the option of Media General or are subject to repurchase at the option of the holders thereof,

  .  the terms of any sinking fund or analogous provision,

  . whether any such debt securities are to be issuable in registered form as registered securities or bearer form as bearer securities or both and, if in bearer form, the terms and conditions relating thereto and any limitations on issuance of such bearer securities (including in exchange for registered securities of the same series),

  . whether any such debt securities will be issued in book-entry form and, if so, the identity of the depositary for such global certificate or certificates representing such debt securities and arrangements relating thereto,

  . whether and under what circumstances Media General will pay additional amounts on such debt securities in respect of any tax, assessment or other governmental charge and, if so, whether Media General will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of such option),

  . if other than United States dollars, the currency of payment of the principal of, or premium, if any, or interest, if any, on, such debt securities,

  . the authorized denominations in which such debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof (in the case of registered securities) or $5,000 (in the case of bearer securities),

  . whether such debt securities will be convertible into and/or exchangeable for other securities, whether or not issued by Media General, and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable,

  . whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered,

  . any deletions from, modifications of or additions to the Events of Default or covenants with respect to such debt securities,

  . whether such senior debt securities will be guaranteed by one or more of our subsidiaries as described below under "--Subsidiary Guarantees",

  . whether the provisions described below under "--Discharge, Defeasance and Covenant Defeasance" will be applicable to such debt securities, and

  . any other terms of such debt securities which terms shall not be inconsistent with the provisions of the indenture. (Section 301)

   As used in this prospectus and any prospectus supplement relating to the offering of any debt securities, references to the principal of, or premium, if any, and interest, if any, on, such debt securities will be deemed to include any additional amounts which are required by the indenture or by the terms of such debt securities, under circumstances specified therein, to be paid by Media General in respect of certain taxes, assessments or other governmental charges imposed on the holders of such debt securities and which are owing to such holders.

   Debt securities may be issued as original issue discount securities (i.e., debt securities which are subject to acceleration in an amount that is less than their principal amount) to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder thereof upon such acceleration will be determined in the manner described in the applicable prospectus supplement. Material United States federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

   Under the indenture, the terms of the debt securities of any series may differ. Furthermore, Media General may, without the consent of the holders of the debt securities of any series, reopen a previous series of debt securities and issue additional debt securities of the same series with substantially similar terms, unless the terms of such previous series of debt securities provide otherwise. (Section 301)

   Unless otherwise described in a prospectus supplement relating to any debt securities, except as otherwise contemplated below under "--Covenants" and "-- Consolidation Amalgamation, Merger and Sale of Assets," the indenture does not contain any provisions that would limit Media General's ability to incur indebtedness or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving Media General. Accordingly, Media General may in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect Media General's capital structure or credit rating without the consent of holders of the debt securities. You should refer to the prospectus supplement relating to a particular series of debt securities for information regarding any deletions from, modifications of or additions to the Events of Default described below or covenants contained in the indenture, including any addition of a covenant or other provisions providing event risk or similar protection.

Subsidiary Guarantees

   If specified in the applicable prospectus supplement, the debt securities will be guaranteed by one or more of our subsidiaries, excluding subsidiaries which, individually and in aggregate, constitute "minor" subsidiaries for purposes of the SEC's rules. On the date of this prospectus, the subsidiaries who may provide guarantees are wholly-owned by us and include: Media General Financial Services, Inc.; Media General Communications, Inc., MG Broadcasting of Birmingham Holdings, LLC; Media General Operations, Inc.; The Tribune Company Holdings, Inc.; Media General Broadcasting of South Carolina Holdings, Inc.; MG Broadcasting of Birmingham II, LLC; Professional Communications Systems, Inc.; NES II, Inc.; Virginia Paper Manufacturing Corp. The subsidiary guarantors generated all of Media General's consolidated revenues in the twelve-month period ended April 1, 2001 and held more than 97% of Media General's consolidated assets as of April 1, 2001.

   We expect that all of our subsidiaries (other than "minor" subsidiaries, as that term is defined for purposes of Rule 3-10 of the SEC's Regulation S-X) will provide guarantees for any series of debt securities that is guaranteed and, therefore, that our subsidiaries will be exempt from the periodic reporting requirements of the Exchange Act under the SEC's Rule 12h-5. In order to maintain our subsidiaries' eligibility for the periodic reporting exemption, we expect that we may from time to time cause additional subsidiaries to become guarantors of any series of debt securities that is guaranteed. For example, this could happen if we acquire or establish new subsidiaries or if our current minor subsidiaries become more significant.

   Each of the subsidiary guarantors will fully and unconditionally guarantee, jointly and severally, the due and punctual payment of, and premium, if any, and interest, including any additional amounts, on, the debt securities when the same shall become due and payable, whether at maturity, by declaration of acceleration or otherwise. Each guarantee will be limited in amount to an amount not to exceed the maximum amount that may be guaranteed by the applicable subsidiary guarantor without rendering that guarantee, as it relates to such subsidiary, voidable under applicable laws relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

   Notwithstanding anything to the contrary contained herein, the guarantees of our subsidiaries will be terminated if all guarantees issued by our subsidiaries under the credit agreement are contemporaneously released or otherwise terminated, as are any other arrangements whereby such subsidiaries have indebtedness or provide guarantees or other forms of credit support for our indebtedness in excess of the amounts permitted under the indenture without ratably guaranteeing the debt securities. See "--Covenants; Limitation on Subsidiary Indebtedness and Guarantees" below. The guarantees of the debt securities will be reinstated if our subsidiaries subsequently guarantee our indebtedness under the credit agreement or incur indebtedness or provide a guarantee or other form of credit support for our indebtedness in excess of the amounts the indenture permits without ratably guranteeing the debt securities.

Ranking

   The debt securities will constitute senior unsecured obligations of Media General and will rank equally with all of our existing and future unsecured and unsubordinated indebtedness from time to time outstanding. Guarantees of our subsidiaries, if and when issued, will constitute senior unsecured obligations of those subsidiaries and will rank equally with all of the existing and future unsecured and unsubordinated indebtedness of such subsidiaries from time to time outstanding.

   The debt securities will rank junior to any of our secured obligations to the extent of the assets securing such obligations. The guarantees of our subsidiaries, if and when issued, will rank junior to any secured obligations of those subsidiaries, in each case, to the extent of the assets securing such obligations.

   In addition to the foregoing, because Media General is a holding company that conducts operations through its subsidiaries, its ability to meet its obligations under its indebtedness, including payments of principal of, and premium, if any, and interest on, the debt securities, depends on the earnings and cash flow of substantially all of its subsidiaries and the ability of its subsidiaries to pay dividends or advance or repay funds to Media General. Any right of Media General and its creditors (including the holders of the debt securities) to participate in the assets of any of its subsidiaries upon liquidation, dissolution or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary's creditors (except to the extent that subsidiary has executed a guarantee in respect of the particular creditor of Media General or to the extent that the claims of Media General itself as a creditor are recognized), including that subsidiary's trade creditors and creditors of Media General who have obtained guarantees from that subsidiary. Accordingly, absent the existence of guarantees from its subsidiaries or Media General being recognized as a creditor of its subsidiaries, the debt securities will effectively be subordinated to the claim of creditors of its subsidiaries. As of April 1, 2001, the aggregate accrued liabilities and obligations of Media General's subsidiaries were $80 million. In addition, as of April 1, 2001 our subsidiaries had guaranteed $799 million of indebtedness.

Redemption and Repurchase

   The debt securities of a series may be redeemable at our option, may be subject to mandatory redemption pursuant to a sinking fund or otherwise, or may be subject to repurchase by us at the option of the holders, in each case upon the terms, at the times and at the prices set forth in the applicable prospectus supplement.

Registration, Transfer, Payment and Paying Agent

   Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that Media General may also issue debt securities in bearer form only, or in both registered and bearer form. Purchasers of bearer securities will be subject to certification procedures and may be affected by certain limitations under United States tax laws. Such procedures and limitations will be described in the prospectus supplement relating to the offering of such bearer securities. (Section 305)

   Unless otherwise indicated in the applicable prospectus supplement, registered securities will be issued in denominations of $1,000 or any integral multiple thereof, and bearer securities will be issued in denominations of $5,000. (Section 302)

   Unless otherwise indicated in the applicable prospectus supplement, principal, premium, if any, and interest, if any, in respect of the debt securities will be payable, and debt securities may be surrendered for registration of transfer or exchange, at an office or agency to be maintained by Media General in the Borough of Manhattan, The City of New York, provided that payments of interest with respect to any registered security other than a registered security represented by a global certificate may be made at the option of Media General by check mailed to the address of the person entitled thereto or by transfer to an account maintained by the payee with a bank located in the United States. (Section 307) No service charge shall be made for any registration of transfer or exchange of debt securities, but Media General may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses that may be imposed in connection therewith. (Section 305)

   Unless otherwise indicated in the applicable prospectus supplement, Media General will not be required to do any of the following:

  . issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor to be redeemed and ending at the close of business on the day of that selection;

  . register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

  . issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid. (Section
     305)

Global Securities

   The debt securities of a series may be represented in whole or in part by one or more global certificates that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series. The specific terms of the depositary arrangements with respect to a series of global debt securities will be described in the prospectus supplement relating to such series.

   The indenture provides that if:

  . the depositary for a series of the debt securities notifies Media General that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the indenture and a successor depositary is not appointed by Media General within 90 days of written notice,

  . Media General determines that the debt securities of a particular series will no longer be represented by one or more global certificates and notifies the trustee to such effect or

  . an Event of Default with respect to a series of the debt securities has occurred and is continuing,

then the global certificate or certificates representing all of the debt securities of such series will be exchanged for debt securities of the same series in certificated form of like tenor and equal aggregate principal amount and in authorized denominations. Such certificated debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 305)

Covenants

   Media General and its subsidiaries have agreed to some restrictions on their activities for the benefit of holders of the debt securities. The covenants summarized below will apply, unless waived or amended, while any of the debt securities are outstanding. However, the applicable prospectus supplement may describe different covenants applicable to the series of debt securities that the prospectus supplement covers.

   Limitation on Liens. Media General will not, nor will it permit any of its subsidiaries to, issue, assume, guarantee or suffer to exist any indebtedness if such indebtedness is secured by a lien upon any assets, stock or other property of Media General, without effectively providing, concurrently, that the debt securities will be secured equally and ratably with (or prior to) such indebtedness. However, the foregoing restriction will not apply to:

  . any lien created or assumed by Media General or any of its subsidiaries on a property at the time they acquire the property or within 180 days after the date they acquire the property;

  . any lien created or assumed by Media General or any of its subsidiaries on a property to finance all or some of the cost of construction or improvement of such property at the time of its construction or improvement or within 180 days after the date they complete and begin operating the property commercially, provided that the lien shall not apply to any property theretofore owned by Media General or any of its subsidiaries, other than any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

  . any liens on a property acquired from a corporation which is merged with or into Media General or any of its subsidiaries or any lien outstanding at the time any corporation becomes a subsidiary of Media General;

  . any lien in favor of Media General or any of its subsidiaries unless granted by Media General; and

  . any lien that extends, renews or replaces in whole or in part a lien permitted by any of the foregoing clauses, provided that Media General or any of its subsidiaries does not increase the amount of indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement is limited to all or a part of the property which secured the lien so extended, renewed or replaced (plus improvements on such property).

   Notwithstanding the foregoing, Media General or any of its subsidiaries may issue, assume, guarantee or suffer to exist secured indebtedness, which would otherwise be subject to the foregoing restrictions, in an aggregate amount which, together with (i) all other secured indebtedness otherwise subject to the foregoing restrictions, (ii) all unsecured indebtedness of each subsidiary of Media General that has not provided a guarantee that is in full force and effect to the holders of the debt securities ranking on an equal basis with such indebtedness and (iii) all attributable debt in respect of sale and lease-back transactions of Media General and its subsidiaries existing at such time (other than sale and lease-back transactions the proceeds of which have been applied in accordance with the third bullet point under "--Limitation on Sale and Lease-Back Transactions" below), does not at the time exceed 10% of the stockholders' equity of Media General and its consolidated subsidiaries, computed in accordance with GAAP, as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of Media General. (Section 1006)

   Limitation on Subsidiary Indebtedness and Guarantees. Media General will not permit any of its subsidiaries to issue, assume, guarantee or suffer to exist any indebtedness (whether secured or unsecured) without effectively providing, concurrently, that the debt securities will be guaranteed on an equal basis with such indebtedness. However, the foregoing restriction will not apply to:

  . any indebtedness of a person which is acquired by Media General where such indebtedness is outstanding at the time that such person becomes a subsidiary of Media General and was not incurred in contemplation of such acquisition transaction; and

  . indebtedness in favor of Media General or a subsidiary of Media General that has guaranteed the debt securities on an equal basis.

   Notwithstanding the foregoing, any of our subsidiaries may issue, assume, guarantee or suffer to exist indebtedness, which would otherwise be subject to the foregoing restrictions, in an aggregate amount which together with (i) all other indebtedness or guarantees otherwise subject to the foregoing restrictions, (ii) all unsecured indebtedness of each subsidiary of Media General that has not provided a guarantee that is in full force and effect to the holders of the debt securities ranking on an equal basis with such indebtedness and (iii) all attributable debt in respect of sale and lease-back transactions of Media General and its subsidiaries existing at such time (other than sale and lease-back transactions the proceeds of which have been applied in accordance with the third bullet point under "--Limitation on Sale and Lease-Back Transactions" below) does not at the time exceed 10% of the stockholders' equity of Media General and its consolidated subsidiaries, computed in accordance with GAAP, as shown on the audited consolidated balance sheet contained in the latest annual report to stockholders of Media General. (Section 1006)

   Limitation on Sale and Lease-Back Transactions. Media General will not, nor will it permit any of its subsidiaries to, enter into any arrangement providing for the leasing to Media General or any of its subsidiaries of any real property which has been or is to be sold or transferred by Media General or any such subsidiary (a "sale and lease-back transaction"), unless:

  .  the lease has a term of three years or less,

  . Media General or such subsidiary would be entitled to incur indebtedness by a lien on the property to be leased in an amount equal to the attributable debt with respect to such sale and lease-back transaction without equally and ratably securing the debt securities, or

  . Media General applies an amount equal to the fair value (as determined by the board of directors of Media General) of the property so leased to the retirement, within 180 days of the effective date of such sale and lease-back transaction, of debt securities or indebtedness of Media General which ranks on a parity with the debt securities. (Section 1007)

   Additional Subsidiary Guarantors. If any of Media General's present or future subsidiaries, excluding subsidiaries which individually and in aggregate constitute "minor" subsidiaries, that is not a subsidiary guarantor of any series of debt securities becomes a guarantor under the credit agreement or incurs indebtedness or provides credit support for any indebtedness of Media General after the date of the indenture in excess of the amounts permitted to be guaranteed by the subsidiaries under the indenture without ratably guaranteeing the debt securities, then Media General agrees to cause that subsidiary to become a subsidiary guarantor under the indenture.

Certain Definitions (Section 101)

   "attributable debt" means, at the time of determination, the present value (discounted at the interest rate, compounded semiannually, equal to the discount rate that would be applicable to a capital lease obligation with a like term in accordance with GAAP) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended) entered into in connection with a sale and lease-back transaction.

   "capitalized lease obligation" means, as to any person, the obligation of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligation is required to be classified and accounted for as a capital lease on the balance sheet of such person under GAAP and the amount of such obligation at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

   "credit agreement" means the Credit Agreement, dated as of June 29, 2001, among Media General and the lenders and agents named therein, relating to the revolving credit facility and any extensions, renewals or replacements thereof.

   "GAAP" means such accounting principles as are generally accepted in the United States of America as of the date or time of any computation required under the indenture or any debt securities.

   "guarantee" or "guarantees" means each full and unconditional guarantee of the payment of the principal of, premium, if any, or interest on or any Additional Amounts (as such term is defined in the indenture) with respect to the debt securities by a subsidiary guarantor.

   "indebtedness" of any person at any date means:

  . all indebtedness of such person for borrowed money or which is evidenced by a note, bond, debenture or similar instrument,

  . all indebtedness of such person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices),

  .  all capital lease obligations of such person,

  . all obligations of such person in respect of acceptances or letters of credit or similar instruments issued or created for the account of such person,

  . all guarantee obligations of such person (but excluding any guarantee of an agreement of a wholly-owned subsidiary, if the obligation under such agreement would not otherwise constitute indebtedness hereunder if such person had entered into such agreement directly),

  . all obligations of such person in respect of interest rate hedge or protection agreements,

  .  all redeemable preferred stock of such person, and

  . all liabilities of the type described in the first through fifth bullets above secured by any lien on any property owned by such person even though such person has not assumed or otherwise become liable for the payment thereof; provided that the amount of any nonrecourse indebtedness of such person shall be not more than an amount equal to the fair market value of the property subject to such lien, as determined by such person in good faith.

The indebtedness of any person shall include the indebtedness of any partnership in which such person is a general partner, other than to the extent the instrument or agreement evidencing such indebtedness expressly limits liability of such person in respect thereof.

   "lien" means any mortgage, pledge, security interest or lien.

   "person" means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

   "subsidiary" of any person means:

  . any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other subsidiaries of that person (or a combination thereof);

  . any partnership, limited liability company or similar pass-through entity, the sole general partner or the managing general partner or managing member of which is that person or a subsidiary of that person; and

  . any partnership, limited liability company or similar pass-through entity, the only general partners, managing members or persons, however designated, in corresponding roles, of which are that person or one or more subsidiaries of that person (or any combination thereof).

Consolidation, Amalgamation, Merger and Sale of Assets

   The indenture provides that Media General may not (1) consolidate or amalgamate with or merge into any person, (2) permit any person to consolidate or amalgamate with or merge into Media General or (3) convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person, unless:

  . in the case of (1) above, such person is a corporation or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, premium, if any, and interest on, and any additional amounts with respect to, all of the debt securities issued under the indenture, and the performance of all other obligations under the indenture,

  . immediately after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both would become an Event of Default, will have happened and be continuing, and

  .  certain other conditions are met. (Section 801)

Events of Default

   Unless otherwise specified in the applicable prospectus supplement, each of the following shall be an "Event of Default" with respect to the debt securities of any series:

  . default in the payment of any interest on any debt security of such series, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days,

  . default in payment of the principal of or any premium with respect to any debt security of such series, or any additional amounts payable with respect thereto, when due upon maturity, redemption or otherwise,

  . default in making any sinking fund payment or payment under any analogous provision when due with respect to any debt security of such series,

  . default by Media General or any subsidiary guarantor in the performance, or breach, of any covenant or warranty in the indenture (other than a covenant or warranty included therein solely for the benefit of one or more series of debt securities other than such series), the guarantee or any debt security of such series other than a default or breach specifically covered elsewhere in these bullet points, which shall not have been remedied for a period of 60 days after delivery of written notice to Media General or such subsidiary guarantor by the trustee or the holders of not less than 33 1/3% in aggregate principal amount of the debt securities of such series then outstanding,

  . certain events of bankruptcy, insolvency, reorganization, winding up or liquidation of Media General or any of its Significant Subsidiaries (as defined in Regulation S-X under the Securities Act),

  . there occurs with respect to any indebtedness of Media General (including an Event of Default under any other series of debt securities), any of its Significant Subsidiaries or any subsidiary guarantors with an original or principal amount of $20,000,000 or more, whether such indebtedness exists on the date hereof or shall hereafter be created, (a) an event of default that has resulted in the acceleration of the maturity of such indebtedness and such indebtedness shall not have been discharged in full or such acceleration shall not have been rescinded or annulled within 30 days of such acceleration and/or (b) the failure to make a payment at maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default,

  . except as permitted by the indenture, any guarantee of the debt securities shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any subsidiary guarantor or any person acting on behalf of any subsidiary guarantor shall deny or disaffirm its obligations under its guarantee of the debt securities, or

  . any other Event of Default established in or pursuant to the indenture for the debt securities of such series. (Section 501)

   No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The indenture provides that the trustee may withhold notice to the holders of the debt securities of any series of the occurrence of a default with respect to the debt securities of such series (except a default in payment of principal, premium, if any, or interest, if any, or in making sinking fund payments, if any) if the trustee considers it in the interest of the holders to do so. (Section 602)

   The indenture provides that if an Event of Default with respect to any series of debt securities of the type described in the fifth bullet point in the previous paragraph with respect to Media General, its Significant Subsidiaries or any subsidiary guarantors shall have occurred and be continuing, then the principal of, and unpaid interest accrued on, the debt securities of such series will become immediately due and payable. The indenture provides that if any other Event of Default with respect to any series of debt securities issued thereunder shall have occurred and be continuing, either the trustee or the holders of at least 33 1/3% in aggregate principal amount of the debt securities of such series then outstanding may declare the principal amount (or, if any debt securities of such series are original issue discount securities, such lesser amount as may be specified in the terms thereof) of all the debt securities of such series to be due and payable immediately, but upon certain conditions such declaration and its consequences may be rescinded and annulled by the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding. (Section 502)

   Subject to the provisions of the Trust Indenture Act requiring the trustee, during an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of the holders of debt securities of any series unless such holders have offered the trustee reasonable indemnity. (Section 601) Subject to the foregoing, holders of a majority in aggregate principal amount of the then outstanding debt securities of any series issued under the indenture shall have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to such series. (Section 512) The indenture requires the annual filing with the trustee of a certificate by Media General as to whether or not it is in default under the terms of the indenture. Media General is also required to deliver written notice to the trustee, within five days after becoming aware thereof, of any Event of Default or any event which after notice or lapse of time would constitute an Event of Default. (Section 1009)

   Except as otherwise specified in the immediately succeeding paragraphs, no holder of any debt securities may institute any proceeding, judicial or otherwise, with respect to the indenture or such debt securities unless:

  . such holder has previously given the trustee written notice that an Event of Default has occurred and is continuing,

  . holders of at least 33 1/3% in aggregate principal amount of the outstanding debt securities of the same series have requested the trustee to pursue the remedy;

  . holders of at least 33 1/3% in aggregate principal amount of the outstanding debt securities of the same series have offered the trustee reasonable security or indemnity against any loss, liability or expense;

  . the trustee has not complied with the holders' request within 60 days of the receipt of such request and offer of security or indemnity; and

  . the holders of a majority in aggregate principal amount of the outstanding debt securities of such series have not given the trustee a direction inconsistent with the request of the holders' of at least 33 1/3% in aggregate principal amount of the outstanding debt securities of the same series within such 60-day period. (Section 507)

   Notwithstanding any other provision of the indenture, the holder of any debt security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest, if any, on, such debt security on the respective due dates therefor (as the same may be extended in accordance with the terms of such debt security) and to institute suit for enforcement of any such payment, and such right shall not be impaired without the consent of such holder. (Section 508)

Modification and Waiver

   The indenture contains provisions permitting Media General and the trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of such series or the rights of the holders of the debt securities of such series under the indenture, provided that no such modification or amendment shall, without the consent of the holder of each outstanding debt security issued under the indenture so affected, among other things:

  . change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any additional amounts with respect to, any debt securities of such series or reduce (or change the manner of calculation of) the principal amount thereof or any additional amounts with respect thereto, or reduce (or change the manner of calculation of) the rate of interest thereon or any additional amounts with respect thereto, or reduce the amount of principal of such debt securities that would be provable in bankruptcy or due and payable upon an acceleration of the maturity thereof, or change any of the redemption or repayment provisions of such debt securities, or change any place where, or the currency in which, such debt securities are payable,

  . impair the holder's right to institute suit to enforce the payment in respect of any debt securities of such series on or after the stated maturity thereof,

  . adversely affect the holder's right, if any, to convert or exchange any debt securities of such series or impair such holder's right to institute suit to enforce the same,

  . release any subsidiary guarantor from any of its obligations under its guarantee or the indenture, except in accordance with the terms of the indenture,

  . reduce the percentage in aggregate principal amount of debt securities of such series the consent of the holders of which is required for any such modification or amendment or the consent of the holders of which is required for any waiver (of compliance with certain provisions of the indenture or certain defaults thereunder and their consequences) or reduce the requirements for a quorum or voting at a meeting of holders of such debt securities, or

  . modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of each debt security. (Section 902)

   The indenture also contains provisions permitting Media General, the subsidiary guarantors and the trustee, without the consent of the holders of any debt securities issued thereunder, to modify or amend the indenture in order, among other things:

  . to add to the covenants of Media General or the subsidiary guarantors made in the indenture for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon Media General or the subsidiary guarantors by the indenture,

  . to add to the Events of Default for the benefit of the holders of all or any series of debt securities issued under the indenture,

  . to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize certain terms of, bearer securities, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of holders of debt securities of any series in any material respect,

  . to establish the form or terms of debt securities of any series, including the conversion or exchange rights and procedures, if applicable, of the holders of any series of debt securities,

  . to evidence the succession of another person to Media General as obligor under the indenture or any subsidiary guarantor as guarantor under the indenture,

  . to provide for the acceptance of appointment by a successor trustee, or to add to or change the provisions of the indenture to, facilitate the administration of the trusts, where applicable,

  .  to secure the debt securities,

  . to cure any ambiguity, defect or inconsistency in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture, provided such action shall not adversely affect the interests of the holders of any series of debt securities in any material respect,

  . to amend or supplement any provision contained in the indenture, provided that such amendment or supplement does not apply to any outstanding debt securities issued prior to the date of such amendment or supplement, or

  . to amend or supplement any provision in the indenture, provided that no such amendment or supplement shall adversely affect the interests of the holders of any series of debt securities in any material respect. (Section 901)

   The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive compliance by Media General with certain covenants in the indenture. In addition the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on, or any additional amounts with respect to, any of the debt securities of such series or in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of the outstanding debt securities of such series so affected.

Outstanding Debt Securities

   In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver under the indenture:

  . the principal amount of an original issue discount security shall be that portion of the principal amount thereof that would be declared to be due and payable upon an acceleration of the maturity thereof pursuant to the terms of such original issue discount security as of the date of such determination,

  . the principal amount of any debt security the payment of principal of which is determined by reference to an index, formula or other method shall be the principal face amount of such debt security determined on the date of its original issuance,

  . the principal amount of any debt security denominated in a currency other than U.S. dollars shall be the U.S. dollar equivalent, determined on the date of original issuance of such debt security, of the principal amount of such debt security, and

  . any debt security owned by Media General or other obligor on such debt security or any affiliate of Media General or such other obligor shall be deemed not to be outstanding.

Discharge, Defeasance and Covenant Defeasance

   Upon the direction of Media General, the indenture shall cease to be of further effect with respect to any series of debt securities issued thereunder specified by Media General (subject to the survival of certain provisions thereof, including the obligation to pay additional amounts to the extent described below) when:

  . either (A) all outstanding debt securities of such series and, in the case of bearer securities, all coupons appertaining thereto, have been delivered to the trustee for cancellation (subject to certain exceptions) or (B) all debt securities of such series and, if applicable, any coupons appertaining thereto, have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and Media General has deposited with the trustee, in trust, funds in U.S. dollars or the foreign currency in which such debt securities are payable, in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such debt securities have become due and payable) or to the maturity thereof, as the case may be,

  . Media General has paid all other sums payable under the indenture with respect to the debt securities of such series and

  .  certain other conditions are met.

   If the debt securities of any such series provide for the payment of additional amounts, Media General will remain obligated, following such deposit, to pay additional amounts on such debt securities to the extent that the amount thereof exceeds the amount deposited in respect of such additional amounts as aforesaid. (Section 401)

   The indenture provides that, unless the following provisions are made inapplicable to the debt securities of or within any series, Media General may elect with respect to any series of debt securities either to defease and be discharged from (1) any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities to the extent that the amount thereof exceeds the amount deposited in respect of such additional amounts as provided below, and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, to hold moneys for payment in trust, and, if applicable, to exchange or convert such debt securities into other securities in accordance with their terms) ("defeasance") or (2) the covenants described above under "--Covenants" and, if indicated in the applicable prospectus supplement, its obligations with respect to any other covenant applicable to the debt securities of such series, and any omission to comply with such obligations shall not constitute a default or an Event of Default with respect to the debt securities of such series ("covenant defeasance"), in either case upon the irrevocable deposit with the trustee, in trust for such purpose, of an amount, in U.S. dollars or the foreign currency in which such debt securities are payable, at stated maturity, and/or government obligations (as defined below) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (a) the debt securities of such series provide for the payment of additional amounts and (b) the amount of any such additional amounts is at the time of deposit reasonably determinable by Media General (in the exercise of its sole discretion), any such additional amounts with respect to) such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor or the applicable redemption date, as the case may be. (Section 402)

   Such a trust may only be established if, among other things, (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Media General or any of its Significant Subsidiaries is a party or by which it is bound, (2) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of establishment of such a trust and, with respect to defeasance only, at any time during the period ending on the 91st day after such date and (3) Media General has delivered to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Media General, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the indenture. (Section 402)

   "government obligations" means securities which are (1) direct obligations of the United States of America or the other government or governments in the confederation which issued the foreign currency in which the principal of or any premium or interest on such securities or any additional amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments or
(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (1) or (2), are not callable or redeemable at the option of the issuer or issuers thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of or other amount with respect to any such government obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of or other amount with respect to the government obligation evidenced by such depository receipt. (Section 101)

   If after Media General has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to the debt securities of any series, (1) the holder of any debt security of such series is entitled to, and does, elect to receive payment in a currency other than that in which such deposit has been made in respect of such debt security or (2) a conversion event (as defined below) occurs in respect of the foreign currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, any premium and interest on, and any additional amounts with respect to, such debt security as such debt security becomes due out of the proceeds yielded by converting the amount or other assets so deposited in respect of such debt security into the currency in which such debt security becomes payable as a result of such election or such conversion event based on (a) in the case of payments made pursuant to clause
(1) above, the applicable market exchange rate for such currency in effect on the second business day prior to such payment date or (b) with respect to a conversion event, the applicable market exchange rate for such foreign currency in effect (as nearly as feasible) at the time of the conversion event. (Section
402)

   "conversion event" means the cessation of use of (1) a foreign currency other than the euro, both by the government of the country or the confederation which issued such foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or (2) a foreign currency consisting of the euro, both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Union. (Section 101)

   In the event Media General effects covenant defeasance with respect to any of the debt securities and such debt securities are declared due and payable because of the occurrence of any Event of Default other than an Event of Default with respect to any covenant as to which there has been covenant defeasance, the amount of funds in the currency in which such debt securities are payable plus any government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such Event of Default. However, Media General would remain liable to make payment of such amounts due at the time of acceleration.

Governing Law

   The indenture, the debt securities and any subsidiary guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

   The trustee for the debt securities is SunTrust Bank. Media General and certain of its affiliates maintain deposit accounts and banking relationships with the trustee. The Trust Indenture Act contains limitations on the rights of a trustee, should it become a creditor of Media General, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions with Media General and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default under the indenture, or else resign.

                              PLAN OF DISTRIBUTION

   Media General may offer and sell the senior debt securities directly to investors or to or through underwriting syndicates represented by managing underwriters, to or through underwriters without a syndicate, or through dealers or agents. The prospectus supplement with respect to the offered senior debt securities will set forth the terms of the offering, including the following:

  .  the name or names of any underwriters, dealers or agents,

  . the purchase price and the proceeds Media General will receive from the sale of such debt securities,

  . any underwriting discounts, agency fees and other items constituting underwriters' or agents' compensation, and

  . the initial public offering price, if any, and any discounts or concessions allowed, re-allowed or paid to dealers.

   If any underwriters are involved in the offer and sale, the debt securities will be acquired by the underwriters and may be resold by them, either at a fixed public offering price established at the time of offering or from time to time in one or more negotiated transactions or otherwise at prices related to prevailing market prices determined at the time of sale. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the debt securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the debt securities described in the prospectus supplement if any are purchased. After the initial offering of the debt securities, any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.

   Media General may offer and sell the senior debt securities directly to investors or through an agent or agents acting for Media General from time to time. An agent may sell debt securities it has purchased from Media General as principal to other dealers for resale to investors and other purchasers, and may reallow all or any portion of the discount received in connection with the purchase from Media General to the dealers. Any agent participating in the distribution of the such debt securities may be deemed to be an "underwriter," as that term is defined in the Securities Act, of the debt securities so offered and sold.

   Underwriters, dealers and agents may be entitled, under agreements entered into with Media General, to indemnification by Media General against certain liabilities, including liabilities under the Securities Act, or to contribution from Media General in respect thereof.

   The place and time of delivery for the offered debt securities will be specified in the applicable prospectus supplement.

   Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be a new issue of securities for which there is no market. Any underwriters to whom debt securities of any series are sold for public offering and sale may make a market in such series of debt securities as permitted by applicable laws and regulations, but such underwriters are not obligated to make a market in such debt securities and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the debt securities. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be listed on a national securities exchange or quoted on any quotation system.

   Underwriters, agents and dealers may engage in transactions with or perform services, including various investment banking and other services, for Media General and/or any of its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

   McGuireWoods LLP, counsel to Media General, will issue an opinion about the validity of the senior debt securities for us. Any underwriters, dealers or agents will be advised about the validity of the senior debt securities by counsel named in the applicable prospectus supplement. As of July 13, 2001, partners of McGuireWoods LLP owned 533 shares of our Class A Common Stock outstanding on that date.

                                    EXPERTS

   Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule incorporated by reference or included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   Expenses in connection with the offering of the securities being registered herein are estimated as follows:

     Registration Fee (actual)........................................ $150,000
     Legal Fees and Expenses.......................................... $150,000
     Accounting Fees and Expenses..................................... $ 35,000
     Blue Sky Fees and Expenses....................................... $  5,000
     Rating Agency Fees............................................... $200,000
     Trustee's Fees and Expenses...................................... $ 10,000
     Printing......................................................... $ 65,000
     Miscellaneous.................................................... $ 20,000
                                                                       --------
       Total.......................................................... $635,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

   Media General, Inc. is a Virginia corporation. Article IV of Media General's Articles of Incorporation mandates indemnification of its directors and officers against liabilities (including judgments and fines and reasonable attorneys' fees, costs and expenses) incurred by any such directors or officers in connection with any actual or threatened action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director or an officer, except in relation to any proceeding in which such director or officer has been adjudged liable because of willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Virginia Stock Corporation Act (the "Virginia Act") permits a corporation to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation or to other corporations or enterprises that the officer or director was serving at the request of the corporation, except in the case of willful misconduct or a knowing violation of a criminal law.

   The Virginia Act places a limit on the liability of a director or officer in derivative or shareholder proceedings equal to the lesser of (1) the amount specified in the corporation's articles of incorporation or a shareholder-approved bylaw; or (2) the greater of (a) $100,000 or (b) twelve months of cash compensation received by the director or officer. The limit does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of a criminal law or a federal or state securities law. The effect of Media General's Articles of Incorporation, together with the Virginia Act, is to eliminate liability of directors and officers for monetary damages in derivative or shareholder proceedings so long as the required standards of conduct are met.

   Media General has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of Media General against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by Media General and (2) Media General to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

   The Securities and Exchange Commission has taken the position that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted by a company to its directors and officers, such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 16. Exhibits.

 Exhibit No. Description of Document
 ----------- -----------------------
  1.1        Form of Underwriting Agreement relating to the debt securities*.
  4.1        Form of Indenture relating to debt securities between the
             Registrants and SunTrust Bank**.
  4.2        Form of debt securities*.
  5.1        Opinion of McGuireWoods LLP, counsel to the Registrant, with respect to validity of the securities registered**.
 12.1        Computation of Ratio of Earnings to Fixed Charges**.
 23.1        Consent of McGuireWoods LLP (contained in Exhibit 5.1)**.
 23.2        Consent of Ernst & Young LLP**.
 24          Powers of Attorney (contained on the signature page hereto)**.
 25          Statement of Eligibility of SunTrust Bank on Form T-1**.

--------
 * to be filed as an exhibit to a Current Report on Form 8-K
** filed herewith

Item 17. Undertakings.

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant agrees that it will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 17th day of July, 2001.

                                          MEDIA GENERAL, INC.

                                                  /s/ J. Stewart Bryan III
                                          By: _________________________________
                                                    J. Stewart Bryan III
                                                  Chairman of the Board of
                                               Directors and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 17th of July, 2001. The officers and directors whose signatures appear below hereby designate J. Stewart Bryan III, Marshall
N. Morton, George L. Mahoney or John A. Schauss, any of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the Registrant deems appropriate and file any registration statement registering additional securities under Rule 462(b) of the Securities Act of 1933, and generally to do all things in their names in their capacities as officers and/or directors to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

             Signature                                Capacity
             ---------                                --------

      /s/ J. Stewart Bryan III       Chairman of the Board of Directors and
____________________________________ Chief Executive Officer (Principal
        J. Stewart Bryan III         Executive Officer)

       /s/ Marshall N. Morton        Vice Chairman of the Board of Directors and
____________________________________ Chief Financial Officer (Principal
         Marshall N. Morton          Financial Officer)

      /s/ Stephen Y. Dickinson       Controller (Principal Accounting Officer)
____________________________________
        Stephen Y. Dickinson

        /s/ Charles A. Davis         Director
____________________________________
          Charles A. Davis

     /s/ Robert V. Hatcher, Jr.      Director
____________________________________
       Robert V. Hatcher, Jr.

      /s/ John G. Medlin, Jr.        Director
____________________________________
        John G. Medlin, Jr.
                                     Director
____________________________________
         Thompson L. Rankin

       /s/ Wyndham Robertson         Director
____________________________________
         Wyndham Robertson

     /s/ Henry L. Valentine, II      Director
____________________________________
       Henry L. Valentine, II

                                     Director
____________________________________
         Walter E. Williams


   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 17th day of July, 2001.

                                          MEDIA GENERAL FINANCIAL SERVICES,
                                          INC.

                                                  /s/ Dennis H. Cartwright
                                          By: _________________________________
                                                    Dennis H. Cartwright
                                                  Chairman of the Board of
                                               Directors and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 17th of July, 2001. The officers and directors whose signatures appear below hereby designate J. Stewart Bryan III, Marshall
N. Morton, George L. Mahoney or John A. Schauss, any of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the Registrant deems appropriate and file any registration statement registering additional securities under Rule 462(b) of the Securities Act of 1933, and generally to do all things in their names in their capacities as officers and/or directors to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

             Signature                                Capacity
             ---------                                --------

      /s/ Dennis H. Cartwright       Chairman of the Board of Directors,
____________________________________ President and Chief Executive Officer
        Dennis H. Cartwright         (Principal Executive Officer)

       /s/ Marshall N. Morton        Treasurer (Principal Financial Officer and
____________________________________ Principal Accounting Officer)
         Marshall N. Morton

      /s/ J. Stewart Bryan III       Director
____________________________________
        J. Stewart Bryan III


   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 17th day of July, 2001.

                                          MEDIA GENERAL COMMUNICATIONS, INC.

                                                  /s/ J. Stewart Bryan III
                                          By: _________________________________
                                                    J. Stewart Bryan III
                                                  Chairman of the Board of
                                                  Directors and President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 17th of July, 2001. The officers and directors whose signatures appear below hereby designate J. Stewart Bryan III, Marshall
N. Morton, George L. Mahoney or John A. Schauss, any of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the Registrant deems appropriate and file any registration statement registering additional securities under Rule 462(b) of the Securities Act of 1933, and generally to do all things in their names in their capacities as officers and/or directors to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

             Signature                                Capacity
             ---------                                --------

      /s/ J. Stewart Bryan III       Chairman of the Board of Directors and
____________________________________ President (Principal Executive Officer)
        J. Stewart Bryan III

       /s/ Marshall N. Morton        Director and Treasurer (Principal Financial
____________________________________ Officer and Principal Accounting Officer)
         Marshall N. Morton

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 17th day of July, 2001.

                                          MG BROADCASTING OF BIRMINGHAM
                                          HOLDINGS, LLC

                                                  /s/ J. Stewart Bryan III
                                          By: _________________________________
                                                    J. Stewart Bryan III
                                                  Chairman of the Board of
                                                  Directors and President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 17th of July, 2001. The officers and directors whose signatures appear below hereby designate J. Stewart Bryan III, Marshall
N. Morton, George L. Mahoney or John A. Schauss, any of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the Registrant deems appropriate and file any registration statement registering additional securities under Rule 462(b) of the Securities Act of 1933, and generally to do all things in their names in their capacities as officers and/or directors to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

             Signature                                Capacity
             ---------                                --------

      /s/ J. Stewart Bryan III       Chairman of the Board of Directors and
____________________________________ President (Principal Executive Officer)
        J. Stewart Bryan III

       /s/ Marshall N. Morton        Director and Treasurer (Principal Financial
____________________________________ Officer and Principal Accounting Officer)
         Marshall N. Morton

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 17th day of July, 2001.

                                          MEDIA GENERAL OPERATIONS, INC.

                                                  /s/ J. Stewart Bryan III
                                          By: _________________________________
                                                    J. Stewart Bryan III
                                                  Chairman of the Board of
                                                  Directors and President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 17th of July, 2001. The officers and directors whose signatures appear below hereby designate J. Stewart Bryan III, Marshall
N. Morton, George L. Mahoney or John A. Schauss, any of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the Registrant deems appropriate and file any registration statement registering additional securities under Rule 462(b) of the Securities Act of 1933, and generally to do all things in their names in their capacities as officers and/or directors to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

             Signature                                Capacity
             ---------                                --------

      /s/ J. Stewart Bryan III       Chairman of the Board of Directors and
____________________________________ President (Principal Executive Officer)
        J. Stewart Bryan III

       /s/ Marshall N. Morton        Treasurer (Principal Financial Officer and
____________________________________ Principal Accounting Officer)
         Marshall N. Morton

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 17th day of July, 2001.

                                          THE TRIBUNE COMPANY HOLDINGS, INC.

                                                 /s/  J. Stewart Bryan III
                                          By: _________________________________
                                                    J. Stewart Bryan III
                                                  Chairman of the Board of
                                                  Directors and President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 17th of July, 2001. The officers and directors whose signatures appear below hereby designate J. Stewart Bryan III, Marshall
N. Morton, George L. Mahoney or John A. Schauss, any of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the Registrant deems appropriate and file any registration statement registering additional securities under Rule 462(b) of the Securities Act of 1933, and generally to do all things in their names in their capacities as officers and/or directors to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

             Signature                                Capacity
             ---------                                --------

      /s/ J. Stewart Bryan III       Chairman of the Board of Directors and
____________________________________ President (Principal Executive Officer)
        J. Stewart Bryan III

       /s/ Marshall N. Morton        Director and Treasurer (Principal Financial
____________________________________ Officer and Principal Accounting Officer)
         Marshall N. Morton

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 17th day of July, 2001.

                                          MEDIA GENERAL BROADCASTING OF
                                           SOUTH CAROLINA HOLDINGS, INC.

                                                  /s/ J. Stewart Bryan III
                                          By: _________________________________
                                                    J. Stewart Bryan III
                                                  Chairman of the Board of
                                                  Directors and President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 17th of July, 2001. The officers and directors whose signatures appear below hereby designate J. Stewart Bryan III, Marshall
N. Morton, George L. Mahoney or John A. Schauss, any of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the Registrant deems appropriate and file any registration statement registering additional securities under Rule 462(b) of the Securities Act of 1933, and generally to do all things in their names in their capacities as officers and/or directors to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

             Signature                                Capacity
             ---------                                --------

      /s/ J. Stewart Bryan III       Chairman of the Board of Directors and
____________________________________ President (Principal Executive Officer)
        J. Stewart Bryan III

       /s/ Marshall N. Morton        Director and Treasurer (Principal Financial
____________________________________ Officer and Principal Accounting Officer)
         Marshall N. Morton


   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 17th day of July, 2001.

                                          MG BROADCASTING OF BIRMINGHAM II,
                                           LLC

                                                  /s/ J. Stewart Bryan III
                                          By: _________________________________
                                                    J. Stewart Bryan III
                                                  Chairman of the Board of
                                                  Directors and President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 17th of July, 2001. The officers and directors whose signatures appear below hereby designate J. Stewart Bryan III, Marshall
N. Morton, George L. Mahoney or John A. Schauss, any of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the Registrant deems appropriate and file any registration statement registering additional securities under Rule 462(b) of the Securities Act of 1933, and generally to do all things in their names in their capacities as officers and/or directors to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

             Signature                                Capacity
             ---------                                --------

      /s/ J. Stewart Bryan III       Chairman of the Board of Directors and
____________________________________ President (Principal Executive Officer)
        J. Stewart Bryan III

       /s/ Marshall N. Morton        Director and Treasurer (Principal Financial
____________________________________ Officer and Principal Accounting Officer)
         Marshall N. Morton


   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 17th day of July, 2001.

                                          PROFESSIONAL COMMUNICATIONS SYSTEMS,
                                           INC.

                                                    /s/ Ray A. Stephens
                                          By: _________________________________
                                                      Ray A. Stephens
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 17th of July, 2001. The officers and directors whose signatures appear below hereby designate J. Stewart Bryan III, Marshall
N. Morton, George L. Mahoney or John A. Schauss, any of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the Registrant deems appropriate and file any registration statement registering additional securities under Rule 462(b) of the Securities Act of 1933, and generally to do all things in their names in their capacities as officers and/or directors to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

             Signature                                Capacity
             ---------                                --------

        /s/ Ray A. Stephens          President (Principal Executive Officer)
____________________________________
          Ray A. Stephens

       /s/ Marshall N. Morton        Treasurer (Principal Financial Officer and
____________________________________ Principal Accounting Officer)
         Marshall N. Morton

      /s/ J. Stewart Bryan III       Chairman of the Board of Directors
____________________________________
        J. Stewart Bryan III


   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 17th day of July, 2001.

                                          NES II, INC.

                                                   /s/ Marshall N. Morton
                                          By: _________________________________
                                                     Marshall N. Morton
                                                  President and Treasurer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 17th of July, 2001. The officers and directors whose signatures appear below hereby designate J. Stewart Bryan III, Marshall
N. Morton, George L. Mahoney or John A. Schauss, any of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the Registrant deems appropriate and file any registration statement registering additional securities under Rule 462(b) of the Securities Act of 1933, and generally to do all things in their names in their capacities as officers and/or directors to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

             Signature                                Capacity
             ---------                                --------

      /s/ J. Stewart Bryan III       Chairman of the Board of Directors
____________________________________
        J. Stewart Bryan III

       /s/ Marshall N. Morton        Director, President and Treasurer
____________________________________ (Principal Executive Officer, Principal
         Marshall N. Morton          Financial Officer and Principal Accounting
                                     Officer)


   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 17th day of July, 2001.

                                          VIRGINIA PAPER MANUFACTURING CORP.

                                                  /s/ J. Stewart Bryan III
                                          By: _________________________________
                                                    J. Stewart Bryan III
                                                  Chairman of the Board of
                                                  Directors and President

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 17th of July, 2001. The officers and directors whose signatures appear below hereby designate J. Stewart Bryan III, Marshall
N. Morton, George L. Mahoney or John A. Schauss, any of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the Registrant deems appropriate and file any registration statement registering additional securities under Rule 462(b) of the Securities Act of 1933, and generally to do all things in their names in their capacities as officers and/or directors to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

             Signature                                Capacity
             ---------                                --------

      /s/ J. Stewart Bryan III       Chairman of the Board of Directors and
____________________________________ President (Principal Executive Officer)
        J. Stewart Bryan III

       /s/ Marshall N. Morton        Director and Treasurer (Principal Financial
____________________________________ Officer and Principal Accounting Officer)
         Marshall N. Morton
